Exhibit 99.1

Endeavor Releases First Quarter 2022 Results

Beverly Hills, CA (May 12, 2022) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended March 31, 2022.

Highlights

•	$1.474 billion in Q1 2022 revenue

•	All UFC Pay-Per-View (PPV) events in the quarter sold out, while PBR broke 10 all-time gross sales event records, including seven sold-out shows

•

Demand for clients across premium content and live events, including the resumption of concert touring, as well as increased consumer-targeted spending through 160over90, drove representation revenue growth, up double-digits over Q1 2019

•

Live events and experiences growth anchored by the most-attended Miami Open of all time and the return of full-capacity On Location events led by Super Bowl LVI, the largest single hospitality event in terms of revenue in On Location history

•	Full year 2022 revenue guidance raised to $5.235 billion – $5.475 billion; Adjusted EBITDA guidance raised to $1.1 billion – $1.15 billion

Q1 2022 Consolidated Financial Results

•	Revenue: $1.474 billion

•	Net Income: $517.7 million

•	Adjusted EBITDA: $314.4 million

“Our growth in the first quarter was driven by our ability to respond to the high demand for premium content and live events,” said Ariel Emanuel, CEO, Endeavor. “We feel great about where we sit relative to the secular tailwinds across all of our businesses, and we’ve raised our guidance for the fourth quarter in a row to reflect our positive outlook for the balance of the year.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $296.7 million for the quarter, up $13.2 million, or 5% compared to the first quarter of 2021. Increases were primarily driven by greater sponsorship, licensing, commercial PPV and event-related revenue for UFC – offset by one fewer PPV event in the quarter compared to the same prior year period – as well as a greater number of PBR events with full attendance. The segment’s Adjusted EBITDA was $148.7 million for the quarter, up $3.2 million, or 2%, year-over-year, reflecting the adverse impact of operating costs associated with Diamond Baseball Holdings in the offseason.

•

Events, Experiences & Rights segment revenue was $825.8 million for the quarter, up $286.2 million, or 53% compared to the first quarter of 2021. Increases were primarily driven by the return of more full-capacity live events in the quarter compared to the first quarter of 2021, including Super Bowl LVI, the Miami Open, the NCAA Final Four and Frieze LA, as well as $38 million in revenue from the acquisition of NCSA, which closed in Q2 2021. The segment’s Adjusted EBITDA was $132.5 million for the quarter, up $93.4 million, or 239%, year-over-year.

•

Representation segment revenue was $357.3 million for the quarter, up $108.4 million, or 44% compared to the first quarter of 2021. Growth was primarily driven by increased brand spending, as well as higher commissions resulting from continued strong demand for our talent and the recovery of live entertainment, primarily music and comedy touring. The segment’s Adjusted EBITDA was $101.7 million for the quarter, up $40.2 million, or 65%, year-over-year.

2022 Annual Guidance

•	Revenue is expected to be between $5.235 billion and $5.475 billion

•	Adjusted EBITDA is expected to be between $1.1 billion and $1.15 billion

Balance Sheet and Liquidity

At March 31, 2022, cash and cash equivalents totaled $2.030 billion, compared to $1.561 billion at December 31, 2021. Total debt was $5.704 billion at March 31, 2022, compared to $5.714 billion at December 31, 2021.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. The event can be accessed at: https://events.q4inc.com/attendee/350788095

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward- looking statements, including the Company’s guidance for full year 2022. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the impact of COVID-19 on Endeavor’s business, financial condition, liquidity and results of operations; changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,473,763	$1,069,582
Operating expenses:
Direct operating costs	694,641	546,392
Selling, general and administrative expenses	540,206	381,113
Insurance recoveries	(993)	(19,657)
Depreciation and amortization	65,994	67,236

Total operating expenses	1,299,848	975,084

Operating income	173,915	94,498
Other (expense) income:
Interest expense, net	(59,272)	(68,351)
Tax receivable agreements liability adjustment	(53,497)	—
Other income (expense), net	459,941	(3,215)

Income before income taxes and equity losses of affiliates	521,087	22,932
(Benefit from) provision for income taxes	(17,234)	5,085

Income before equity losses of affiliates	538,321	17,847
Equity losses of affiliates, net of tax	(20,655)	(15,471)

Net income	517,666	2,376
Less: Net income attributable to non-controlling interests	198,120	27,246
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	(24,870)

Net income attributable to Endeavor Group Holdings, Inc.	$319,546	$—

Earnings per share of Class A common stock:
Basic	$1.19	N/A
Diluted	$1.16	N/A

Weighted average number of shares used in computing earnings per share:
Basic	268,489,176	N/A
Diluted(1)	443,038,617	N/A

(1)

The diluted weighted average number of shares of 443,038,617 for the three months ended March 31, 2022 includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 167,466,205 shares, an assumed exchange of Endeavor Profits Units into 4,219,455 shares of the Company’s Class A common stock and additional shares from Stock Options, RSUs and Phantom Units, as noted in the table below:

Weighted average Class A Common Shares outstanding - Basic	268,489,176
Additional shares assuming exchange of all Endeavor Profits Units	4,219,455
Additional shares from RSUs, stock options and Phantom Units, as calculated using the treasury stock method	2,863,781
Additional shares assuming exchange of all Endeavor Operating Units and Endeavor Manager Units	167,466,205

Weighted average Class A Common Shares outstanding - Diluted	443,038,617

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Revenue:
Owned Sports Properties	$296,689	$283,481
Events, Experiences & Rights	825,813	539,610
Representation	357,321	248,909
Eliminations	(6,060)	(2,418)

Total Revenue	$1,473,763	$1,069,582

Adjusted EBITDA:
Owned Sports Properties	$148,741	$145,549
Events, Experiences & Rights	132,483	39,050
Representation	101,705	61,483
Corporate	(68,480)	(46,616)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$2,030,255	$1,560,995
Restricted cash	259,334	232,041
Accounts receivable (net of allowance for doubtful accounts of $61,731 and $57,102, respectively)	760,518	615,010
Deferred costs	165,545	255,371
Assets held for sale	—	885,633
Other current assets	200,541	204,697

Total current assets	3,416,193	3,753,747
Property and equipment, net	630,035	629,807
Operating lease right-of-use assets	361,512	373,652
Intangible assets, net	1,601,477	1,611,684
Goodwill	4,530,728	4,506,554
Investments	492,721	298,212
Other assets	326,721	260,861

Total assets	$11,359,387	$11,434,517

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$527,406	$558,863
Accrued liabilities	460,428	524,061
Current portion of long-term debt	82,649	82,022
Current portion of operating lease liabilities	59,910	59,743
Deferred revenue	496,577	651,760
Deposits received on behalf of clients	242,411	216,632
Liabilities held for sale	—	507,303
Other current liabilities	129,413	105,053

Total current liabilities	1,998,794	2,705,437

Long-term debt	5,621,429	5,631,714
Long-term operating lease liabilities	351,695	363,568
Other long-term liabilities	421,011	402,472

Total liabilities	8,392,929	9,103,191

Commitments and contingencies

Redeemable non-controlling interests	242,534	209,863

Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 275,698,529 and 265,553,327 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class X common stock, $0.00001 par value; 5,000,000,000 shares authorized; 176,967,757 and 186,222,061 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Class Y common stock, $0.00001 par value; 1,000,000,000 shares authorized; 235,415,621 and 238,154,296 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	1,696,851	1,624,201
Retained earnings (accumulated deficit)	22,921	(296,625)
Accumulated other comprehensive loss	(49,428)	(80,535)

Total Endeavor Group Holdings, Inc. shareholders’ equity	1,670,349	1,247,046

Nonredeemable non-controlling interests	1,053,575	874,417

Total shareholders’ equity	2,723,924	2,121,463

Total liabilities, redeemable interests and shareholders’ equity	$11,359,387	$11,434,517

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreements liability adjustment and certain other items, including gains/losses on business divestitures, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Operating Company adjusted to exclude our share (excluding those relating to certain non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after-tax basis, the release of tax valuation allowances and other tax items.

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss), as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for equity-based compensation expense, restructuring charges, gains, losses and impairments related to acquisitions and divestitures of businesses, non-cash fair value adjustments of embedded foreign currency derivatives, equity method earnings or losses and fair value adjustments for investments, certain tax items and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA and Adjusted Net Income

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
Net income	$517,666	$2,376
(Benefit from) provision for income taxes	(17,234)	5,085
Interest expense, net	59,272	68,351
Depreciation and amortization	65,994	67,236
Equity-based compensation expense (1)	50,856	16,491
Merger, acquisition and earn-out costs (2)	12,794	10,985
Certain legal costs (3)	1,002	3,952
Restructuring, severance and impairment (4)	518	407
Fair value adjustment - equity investments (5)	(1,653)	(7,799)
Equity method losses - Learfield IMG College and Endeavor Content (6)	24,404	18,805
Gain on sale of the restricted Endeavor Content business(7)	(463,641)	—
Tax receivable agreements liability adjustment (8)	53,497	—
Other (9)	10,974	13,577

Adjusted EBITDA	$314,449	$199,466

Net income margin	35.1%	0.2%
Adjusted EBITDA margin	21.3%	18.6%

Adjusted Net Income

	Three Months Ended March 31,
	2022	2021
Net income	$517,666	$2,376
Net income attributable to non-controlling interests	(198,120)	(27,246)
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	—

Net income attributable to Endeavor Group Holdings, Inc.	319,546	—
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	(24,870)
Amortization	42,916	45,728
Equity-based compensation expense (1)	50,856	16,491
Merger, acquisition and earn-out costs (2)	12,794	10,985
Certain legal costs (3)	1,002	3,952
Restructuring, severance and impairment (4)	518	407
Fair value adjustment - equity investments (5)	(1,653)	(7,799)
Equity method losses - Learfield IMG College and Endeavor Content (6)	24,404	18,805
Gain on sale of the restricted Endeavor Content business(7)	(463,641)	—
Tax receivable agreements liability adjustment (8)	53,497	—
Other (9)	10,974	13,577
Tax effects of adjustments (10)	21,104	(6,319)
Other tax items (11)	(56,513)	—
Adjustments allocated to non-controlling interests (12)	113,408	(12,847)

Adjusted Net Income	$129,212	$58,110

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The increase for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021 was primarily due to grants under the 2021 Incentive Award Plan that were issued in connection with and following the IPO. Equity-based compensation was recognized in all segments and Corporate for three months ended March 31, 2022 and 2021.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended March 31, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $8 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and related to all of our segments.

Such costs for the three months ended March 31, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $7 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $4 million and primarily related to our Events, Experiences & Rights segment.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.

(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended March 31, 2022 primarily relates to the restructuring expenses in our Events, Experiences & Rights and Representation segments.

Such costs for the three months ended March 31, 2021 primarily related to severance related to the cessation of operations of certain events in our Events, Experiences & Rights segment.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(6)

Relates to equity method losses from our investment in Learfield IMG College as well as losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million.

(8)

Includes a $53.5 million expense for the tax receivable agreements liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRAs.

(9)

For the three months ended March 31, 2022, other costs were comprised primarily of losses of approximately $5 million on foreign exchange transactions, which related to all of our segments and Corporate, approximately $3 million of transaction bonuses related to the sale of the restricted Endeavor Content business in our Representation segment and an approximately $1 million loss on disposal of an asset related to our Events, Experiences & Rights segment.

For the three months ended March 31, 2021, other costs were comprised primarily of a loss of approximately $11 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and approximately $2 million related to transaction costs associated with the repricing of the UFC Credit Facilities in our Owned Sports Properties segment.

(10)	Reflects the tax effect of the adjustments noted above.

(11)

Such item for the three months ended March 31, 2022 reflects the release of a $56.5 million valuation allowance on deferred tax assets due to the expected realization of certain tax benefits related to the TRA liability.

(12)

Prior to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests in UFC. Subsequent to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests of certain former members of Endeavor Operating Company who retain ownership interests in Endeavor Manager and Endeavor Operating Company.